Exhibit 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT made as of the 19 day of April, 2007.

AMONG:

PURE BIOFUELS CORP., a Nevada corporation with an address at 9440 Little Santa Monica Blvd., Suite 400 Beverly Hills, CA.

(“PBOF”)

AND:

Luis Goyzueta

(the “Shareholder”)

AND:

Cornell Capital Partners, L.P., a Cayman Islands limited partnership with an address at 101 Hudson Street, Suite 3700, Jersey City, NJ 07303.

(“Cornell”)

AND:

U.S. Bank National Association, a national banking association with a corporate trust services office at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, attention: Corporate Trust Services

(the “Escrow Agent”)

WITNESS THAT WHEREAS:

A.  The Shareholder and PBOF wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement, 5,000,000 shares of common stock of PBOF registered in the name of the Shareholder (the “Shares”);

B.  PBOF and Cornell are parties to the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which PBOF shall issue and sell to Cornell, as provided in the Purchase Agreement and Cornell shall purchase secured convertible debentures;

C.  The Shareholder and PBOF have agreed that the Shares will be held by the Escrow Agent and released only in accordance with this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.  INTERPRETATION

1.1  In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

2.  DEPOSIT INTO ESCROW

2.1  The Shareholder will, within five (5) business days of the execution of this Agreement, deliver the Shares and fully executed stock power of attorney, signature guaranteed as required by the transfer agent of PBOF (the “PA”), to the Escrow Agent and the Escrow Agent will hold the Shares and the PA in escrow subject to the terms and conditions of this Agreement.

3.  ESCROW PROVISIONS

3.1  The Shareholder and PBOF hereby direct the Escrow Agent to retain the Shares and the PA and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2  The Escrow Agent will hold the Shares and the PA in escrow and will, unless prohibited by an order of a court of competent jurisdiction, deliver the Shares and PA as follows:

(a)
within five business days after its receipt of a certificate signed by each of PBOF and Cornell to the effect that an “Event of Default” (as defined in Secured Convertible Debenture issued to Cornell as of even date herewith (the “Debenture”)) has occurred, the Escrow Agent shall deliver the Shares and the PA to Cornell at the address set forth in Section 7.5 hereto or at such other address as Cornell shall instruct the Escrow Agent in writing from time to time. For the avoidance of doubt, the parties other than the Escrow Agent agree among themselves that, in the event they instruct the Escrow Agent to deliver the Shares in accordance with this Section 3.2(a), they will instruct the Escrow Agent to transfer such Shares, or a portion thereof, so that the Shares previously owned by and registered in the name of the Shareholder shall be delivered to and re-registered in the name of Cornell; or

(b)
within five business days after its receipt of a certificate signed by each of PBOF and Cornell to the effect that the Debenture has been fully repaid or converted pursuant to Sections 3 and 4 of the Debenture, the Escrow Agent shall deliver the Shares and related PA to the Shareholder at the address set out in Section 7.5 hereto or at such other address as the Shareholder shall instruct the Escrow Agent in writing from time to time.

The period of time any of the Shares are held by the Escrow Agent pursuant to this Section 3.2 shall be referred to herein as the “Escrow Period.”

4.  RIGHTS OF SHAREHOLDER IN THE SHARES

4.1  The Shareholder, as the registered owner of the Shares, shall retain all of its rights as Shareholder of the Company during the Escrow Period, including, without limitation, the right to vote such shares, but not including the right to sell or transfer the Shares except as set forth in Section 4.3.

4.2  During the Escrow Period, all cash dividends payable with respect to the Shares shall be paid to the Shareholder, as the registered owners of the Shares. As used herein, the term “Shares” shall be deemed to include all non-cash dividends distributed thereon, if any. PBOF agrees to deliver all such non-cash dividends attributable to the Shares to the Escrow Agent. Unless and until the Escrow Agent actually receives such non-cash dividends, it may assume without inquiry that no such non-cash dividends have been, or are required to be, paid.

4.3  During the Escrow Period, no sale, transfer, assignment, encumbrance, pledge, hypothecation, or other disposition may be made by the Shareholder with respect to any or all of the Shares or its rights under this Agreement except (i) by gift to an immediate family member of the Shareholder or to a trust, the beneficiary of which is the Shareholder or a member of the immediate family of the Shareholder, (ii) by virtue of the laws of descent and distribution upon the death of the Shareholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfer may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement delivered to, and in form and substance acceptable to, the Escrow Agent. Any such transfer that does not comply with the terms of this Section 4.3 shall be null and void and shall not be recognized in the books and records of the Company.

5.  ESCROW AGENT

5.1  In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.2  The Shareholder, PBOF and Cornell agree from time to time and at all times hereafter to save, defend and keep harmless and fully indemnify the Escrow Agent, its officers, directors, employees, shareholders, successors and assigns from and against any and all losses, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its officers, directors, employees, shareholders, successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

5.3  In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 5.2 against its costs of such proceedings. Such costs shall be advanced by the indemnifying party as requested by the Escrow Agent.

5.4  The Escrow Agent will have no responsibility in respect of loss of the Shares except the duty to exercise such care in the safekeeping of the stock certificates representing the Shares as it would exercise if the Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

5.5  The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the certificates representing the Shares and the related PAs as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Shares or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

5.6  In the event that the Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

5.7  Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

5.8  If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the parties hereto.

5.9  If written notice of protest is made by any of the Shareholder, PBOF or Cornell to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

5.10  The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ written notice thereof to the Shareholder, PBOF and Cornell. The Shareholder, PBOF and Cornell may terminate the Escrow Agent by giving not less than five (5) days’ written notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder by all parties or on such other date as the Escrow Agent and the Shareholder, PBOF and Cornell may agree in writing. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Shares to the new escrow agent to be named in a writing signed by the Shareholder, PBOF and Cornell or as otherwise instructed in a writing signed by the Shareholder, PBOF and the Cornell.

5.11  Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Shareholder, PBOF and Cornell.

5.12  Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Shareholder, PBOF, or Cornell, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

6.  FEES

6.1  PBOF will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the negotiation, execution and delivery of, and the performance of its duties under this Agreement, including the reasonable fees, expenses and disbursements incurred by its counsel.

7.  GENERAL

7.1  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by all the parties.

7.2  This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

7.3  The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.4  This Agreement will be governed by and construed in accordance with the laws of the State of Colorado.

7.5  Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Shareholder:

c/o Pure Biofuels Corp.
Av. Canaval y Moreyra 380
of 402
San Isidro, Lima
Peru

Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

(b)	If to PBOF:

Pure Biofuels Corp.
Av. Canaval y Moreyra 380
of 402
San Isidro, Lima
Peru

Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

With a copy to:

ARC Investment Partners, LLC
9440 Little Santa Monica Blvd., Suite 400
Beverly Hills, CA
90210

Attention: Steven Magami
Telephone: 310-402-5901
Facsimile: 310-402-5947

And:

DLA Piper US LLP
1251 Avenue of the Americas
New York, NY 10020

Attention:  Daniel I. Goldberg, Esq.
Telephone: 212-335-4966
Facsimile: 212-884-8466

(c)	If to Cornell:

Cornell Capital Partners L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

Attention: Mark A. Angelo
Telephone: 201-985-8300
Facsimile: 201-985-8744

(d)	If to the Escrow Agent:

225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Corporate Trust Services (Pure Biofuels/PBOF Cornell escrow)

Attention: Philip G. Kane, Jr.
Telephone: (860) 241-6842
Facsimile: (860) 241-6881

or to such other address as any party may specify by notice in writing to another party. Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon actual receipt.

7.6  Time is of the essence of this Agreement.

7.7  It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

7.8  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

7.9       Each of the parties to this Agreement, other than the Escrow Agent, each shall provide to the Escrow Agent such information as the Escrow Agent may require to permit the Escrow Agent to comply with its obligations under the USA Patriot Act.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

Per: /s/ Philip G. Kane, Jr.
Name: Philip G. Kane, Jr.
Title: Vice President

PURE BIOFUELS CORP.

Per: /s/ Luis Goyzueta
Name: Luis Goyzueta
Title: President

CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Advisor

Per: /s/ Gerald Eicke
Name: Gerald Eicke
Title: Managing Member

/s/ Luis Goyzueta
LUIS GOYZUETA